SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 1, 1999


                            THE PENN TRAFFIC COMPANY
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             (Exact name of registrant as specified in its charter)


   Delaware                          1-9930                      25-0716800
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(State or other                   (Commission                  (IRS Employer
 jurisdiction of                  File Number)               Identification No.)
 incorporation)

       1200 State Fair Boulevard
          Syracuse, New York                                     13221-4737
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (315) 453-7284
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                                 Not applicable
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                                     Page 1
                       This document consists of 4 pages.
           The exhibit index is contained on page 4 of this document.

Item 3.  Bankruptcy or Receivership

         On March 1, 1999, The Penn Traffic Company issued a press release attached as Exhibit 99.1 hereto that announced that The Penn Traffic Company and certain of its subsidiaries filed a petition for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The petition seeks Bankruptcy Court approval to implement a prenegotiated financial restructuring with the holders of its senior and subordinated noteholders in accordance with the Joint Plan of Reorganization (the "Plan"), which was also filed with the Bankruptcy Court and is attached hereto as Exhibit 2.1. In addition to the approval of the Bankruptcy Court, the Plan is also subject to receiving the approval of the requisite number and amount of certain of Penn Traffic's creditors and equity holders.

         The proposed restructuring plan contemplates the substantial deleveraging of Penn Traffic by canceling its existing $1.13 billion of senior and subordinated notes and (i) distributing $100 million of new senior notes and 19,000,000 shares of new common stock to the holders of the existing senior notes and (ii) distributing 1,000,000 shares of the new common stock and 6 year warrants to purchase 1,000,000 shares of new common stock having an exercise price of $18.30 per share to the holders of the existing senior subordinated notes. In addition, the restructuring contemplates that each 100 shares of Penn Traffic's common stock outstanding immediately prior to the restructuring shall be converted into 1 share of new common stock for a total of approximately 110,000 shares of new common stock.

         As part of the chapter 11 case, Penn Traffic will immediately seek Bankruptcy Court permission to continue to pay in full its trade creditors that provide customary credit and terms during the chapter 11 case. Penn Traffic also agreed to a $300 million in Debtor-in-Possession credit facility with a bank group led by Fleet Capital Corporation as agent, which facility is also subject to Bankruptcy Court approval. This facility will have approximately $100 million in unused borrowing capacity.

         For a further description of Penn Traffic's proposed restructuring plan, see the Joint Plan of Reorganization filed with the Bankruptcy Court on March 1, 1999 attached hereto as Exhibit 2.1 and the Press Release attached hereto as Exhibit 99.1.

Item 7.  Exhibits.

         (c) Exhibits.

         2.1 Joint Plan of Restructuring of The Penn Traffic Company, Dairy Dell, Inc., Big M. Supermarkets, Inc., and Penny Curtiss Baking Company, Inc., under Chapter 11 of the Bankruptcy Code.

         99.1 Press Release, dated March 1, 1999, announcing the filing of a prenegotiated financial restructuring.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            THE PENN TRAFFIC COMPANY


                                            By: /s/ Gary D. Hirsch
                                            ----------------------
                                            Gary D. Hirsch
                                            Chairman

Dated: March 2, 1999

                                  EXHIBIT INDEX
                                  -------------

                                                                   Sequentially
Exhibit                                                            Numbered
Number              Exhibit                                        Page
------              -------                                        ------------
2.1                 Joint Plan of Restructuring of The Penn
                    Traffic Company, Dairy Dell, Inc., Big M.
                    Supermarkets, Inc., and Penny Curtiss
                    Baking Company, Inc., under Chapter 11
                    of the Bankruptcy Code.
99.1                Press Release, dated March 1, 1999,
                    announcing the filing of a prenegotiated financial restructuring.